Exhibit 99.1

For Immediate Release

HARBOR ACQUISITION CORPORATION ANNOUNCES FILING
AND MAILING OF PROXY STATEMENT SUPPLEMENT

BOSTON, MA, January 11, 2008   Harbor Acquisition Corporation (AMEX: HAC, HAC.U; HAC.WS) announced today that Harbor has filed with the Securities and Exchange Commission and is mailing to its stockholders a supplement dated January 11, 2008 (the “Supplement”) to Harbor’s definitive proxy statement dated November 30, 2007 (the “Proxy Statement”). The Proxy Statement, as supplemented by the Supplement, relates to Harbor’s solicitation of proxies from its stockholders for the adjourned session of Harbor’s special meeting of stockholders which will be held on January 23, 2008, in connection with Harbor’s proposed acquisition of Elmet Technologies, Inc. (“Elmet”).

The Supplement describes certain developments which have occurred since Harbor mailed the Proxy Statement to its stockholders on or about November 30, 2007. Such developments relate primarily to (i) amendments, which Elmet and Philips Electronics North America Corporation (“Philips”) have recently entered into, of the supply agreements between Elmet and Philips, (ii) Harbor’s management intent to acquire up to 2.35 million outstanding shares of Harbor common stock prior to the commencement of the adjourned stockholders’ meeting, (iii) a letter which Harbor received on January 10, 2008 from Elmet stating (subject to the terms and conditions in that letter) that Elmet intends to purchase up to 2.0 million outstanding shares of Harbor common stock and then, in the event the proposed acquisition is approved by Harbor’s stockholders, to distribute such Harbor shares to the Elmet stockholders prior to the consummation of Harbor’s acquisition of Elmet, and (iv) Harbor’s engagement on January 9, 2008 of Canaccord Adams, Inc., an investment banking firm, as its financial advisor, subject to the consummation of Harbor’s acquisition of Elmet, to advise Harbor with respect to one or more potential transactions in the future intended to reduce the number of Harbor’s outstanding common stock purchase warrants.

About Elmet Technologies, Inc.

Originally founded in 1929, Elmet became an independent company in early 2004 when its current CEO Jack Jensen led the management buyout of Elmet from its former parent, Philips Electronics North America Corporation. Under Jensen and his management team, Elmet has enjoyed growth by providing innovative refractory metal solutions to OEMs serving such industries as data storage, semiconductor, medical, electronics and lighting.  Elmet now employs approximately 240 personnel, including highly-skilled sales, design, engineering, and production professionals at its Lewiston, Maine headquarters. Elmet’s products are typically custom-engineered components used in products such as medical imaging devices, silicon wafer chip manufacturing equipment, and specialty commercial and residential lighting applications.

About Harbor Acquisition Corporation

Based in Boston, Harbor is a publicly traded, special purpose acquisition corporation (“SPAC”) formed to acquire a company in the industrial or consumer products sectors. The contemplated transaction is subject to shareholder approval, and certain other closing conditions. Upon completion of the transaction, Harbor intends to change its corporate name to Elmet Technologies Corporation.

Not a Proxy Statement

This press release is not a proxy statement or a solicitation of proxies from the holders of common stock of Harbor and does not constitute an offer of any securities of Harbor for sale.  Any solicitation of proxies will be made only by the definitive Proxy Statement dated November 30, 2007 and the Supplement thereto dated January 11, 2008, and mailed by Harbor to all of its stockholders of record on the record date for its stockholders’ meeting and filed with the Securities and Exchange Commission.  INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND SUCH SUPPLEMENT BECAUSE THEY CONTAIN IMPORTANT INFORMATION.   Investors and security holders may obtain a free copy of the definitive proxy statement, the supplement, and other documents filed by Harbor at the Securities and Exchange Commission’s web site at http://www.sec.gov.

Forward Looking Statements

This press release and the documents referred to herein include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  These forward-looking statements are based on current expectations and projections about future events and no party assumes an obligation to update any such forward-looking statements. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about Harbor and Elmet that may cause actual results to be materially different from any future results expressed or implied by such forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “continue,” or the negative of such terms or other similar expressions. Factors that might cause our future results to differ from those statements include, but are not limited to, risks that the conditions to Elmet’s purchase of, and its borrowing with respect to, Harbor shares may not be satisfied; delays may require Harbor to obtain an extension from Elmet and its stockholders to the date by which the acquisition of Elmet must be consummated, which Elmet and its stockholders may be unwilling to provide; delays may require Harbor to obtain an extension of the commitment from its bank lenders, which such lenders may be unwilling to provide, the failure of Harbor’s stockholders to approve the acquisition and the transactions contemplated thereby; the number and percentage of Harbor’s stockholders voting against the acquisition and electing to exercise their conversion rights; changing interpretations of generally accepted accounting principles; costs associated with continued compliance with government regulations; legislation or regulatory environments, requirements or changes adversely affecting the businesses in which Elmet is engaged; the continued ability of Elmet to successfully execute its business plan; as well as other relevant risks detailed in Harbor’s filings with the Securities and Exchange Commission.

Contact:

Robert Hanks

Chief Executive Officer

Harbor Acquisition Corporation

617.472-2805 ext. 8411

or

Devlin Lander
Integrated Corporate Relations
415.292-6855